UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Revised)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[X] Preliminary Proxy Statement, Revised

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-12

VIRTUALSELLERS.COM, INC. (Name of Registrant as Specified In Its Charter)
not applicable (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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VIRTUALSELLERS.COM, INC.
Suite 1000, 120 North LaSalle Street
Chicago, Illinois 60602

 NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 22, 2002

January 18, 2002 (approximate date proxy statement first sent to shareholders)

TO THE HOLDERS OF COMMON SHARES OF VIRTUALSELLERS.COM, INC.

 The annual and special meeting of the shareholders of Virtualsellers.com, Inc. will be held at the offices of Clark, Wilson, our corporate attorneys, located at Suite 800 - 885 West Georgia Street, Vancouver, British Columbia, Canada, on February 22, 2002, at 10:00 a.m. local time, for the purposes of:

1. setting the number of directors at seven (7);

2. electing the members of our board of directors;

3. considering and approving an amendment to our Articles of Continuance to change our corporate name from "Virtualsellers.com, Inc." to "Healthtrac, Inc.";

4. considering and approving an increase in the number of common shares that our company is authorized to issue from 200,000,000 to 300,000,000;

5. considering and approving our 2001 Stock Option Plan;

6. approving the appointment of our auditors; and

7. transacting any other business that may properly come before the meeting or any adjournment or adjournments thereof.

The record date for our annual and special meeting is January 10, 2002. Only shareholders of record at the close of business on January 10, 2002 are entitled to notice of, and to vote at, our annual and special meeting, and any adjournment or postponement of our annual and special meeting.

A copy of our Annual Report for the year ended February 28, 2001 accompanies this notice.

 Our board of directors hopes that you will find it convenient to attend our annual and special meeting in person, but whether or not you attend, please complete, sign, date and return the enclosed proxy immediately to ensure that your common shares are represented at our annual and special meeting. Returning your proxy does not deprive you of the right to attend our annual and special meeting and vote your common shares in person.

PLEASE VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Directors

Dennis Sinclair
President and CEO
January 11, 2002

 PROXY STATEMENT

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
OF VIRTUALSELLERS.COM, INC.
TO BE HELD ON FEBRUARY 22, 2002

Virtualsellers.com, Inc.
Suite 1000, 120 North LaSalle Street
Chicago, Illinois 60602

 The accompanying Proxy is solicited on behalf of the board of directors of Virtualsellers.com, Inc., to be used at our annual and special meeting to be held at the offices of Clark, Wilson, our corporate attorneys, located at Suite 800 - 885 West Georgia Street, Vancouver, British Columbia, Canada, on February 22, 2002, at 10:00 a.m. local time. This proxy statement, together with the accompanying Form of Proxy, Notice of Meeting and Annual Report to shareholders for the fiscal year ended February 28, 2001, are first being mailed to shareholders on or about January 18, 2002. The Annual Report (mailed to shareholders with this proxy statement) constitutes part of this proxy statement.

We will bear the expense of this solicitation. In addition to solicitation by use of the mails, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile or other means. Requests will also be made of brokerage houses and custodians, nominees or fiduciaries to forward proxy material at our expense to the beneficial owners of stock held of record by such persons. Our transfer agent, Computershare Trust Company of Canada, has agreed to assist us in the tabulation of proxies and the counting of votes at our annual and special meeting.

All of a shareholder's common shares registered in the same name will be represented by one proxy.

WHO CAN VOTE

 Only shareholders of record as of the close of business on January 10, 2002 are entitled to notice of, and to vote at, our annual and special meeting. As of January 11, 2002, there were [ ] common shares in the capital of our company issued and outstanding, owned by approximately [ ] shareholders of record. Each shareholder of record on January 10, 2002 is entitled to one vote for each common share held.

HOW YOU CAN VOTE

 Common shares cannot be voted at our annual and special meeting unless the holder of record is present in person or by proxy. A shareholder may appoint a person to represent him/her at our annual and special meeting by completing the enclosed Form of Proxy, which authorizes a person other than the holder of record to vote on behalf of the shareholder, and by returning the Form of Proxy to our transfer agent, Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3B9, with a copy to us at Suite 1000, 120 North LaSalle Street, Chicago, Illinois, 60602 (facsimile (312) 920-1871). All shareholders are urged to complete, sign, date and promptly return the Form of Proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement. Valid proxies will be voted at our annual and special meeting and at any postponements or adjournments thereof as you direct in the Form of Proxy.

The common shares represented by the proxies will be voted as directed in the Form of Proxy, but if no direction is given and the Form of Proxy is validly executed, the Form of Proxy will be voted FOR setting the number of directors at seven (7), FOR the election of the nominees for our board of directors set forth in this proxy statement, FOR the amendment to our Articles of Continuance to change our corporate name to "Healthtrac, Inc.", FOR the approval of an increase in the number of common shares that we are authorized to issue, FOR the approval of our 2001 Stock Option Plan, and FOR the appointment of our independent auditors, KPMG LLP. If any other matters properly come before our annual and special meeting, the persons authorized under the proxies will vote upon such other business as may properly come before our annual and special meeting in accordance with their best judgment.

QUORUM

A quorum of shareholders is necessary to take action at our annual and special meeting. A minimum of five percent 5% of the outstanding common shares on January 10, 2002, represented in person or by proxy, will constitute a quorum for the transaction of business at our annual and special meeting. However, if a quorum is not present, the shareholders present at our annual and special meeting have the power to adjourn the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Broker non-votes occur when a nominee holding common shares for a beneficial owner of those common shares has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Broker non-votes and abstentions will be included in the determination of the number of common shares present at our annual and special meeting for quorum purposes but will not be counted as votes cast on any matter presented at our annual and special meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL AND SPECIAL MEETING. IF YOU PLAN TO ATTEND OUR ANNUAL AND SPECIAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT (COMPUTERSHARE TRUST COMPANY OF CANADA) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A FORM OF PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR COMMON SHARES.

REVOCATION OF PROXIES

 You may revoke your proxy at any time prior to the start of our annual and special meeting in any one of the following three ways:

1. by delivering a written notice of revocation to Everett Palmer, the secretary of our company;

2. by submitting a duly executed Form of Proxy bearing a later date; or

3. by attending our annual and special meeting and expressing the desire to vote your common shares in person (attendance at our annual and special meeting will not in and of itself revoke a proxy).

CURRENCY

Except where otherwise indicated, all dollar ($) amounts referred to herein are expressed in U.S. dollars.

PROPOSAL ONE - NUMBER OF DIRECTORS

 Our board of directors currently consists of five (5) directors. At our annual and special meeting, the shareholders will be asked to approve a proposal that the number of directors be set at seven (7).

Each shareholder is entitled to cast one vote for each common share held on January 10, 2002. A majority vote of the common shares represented in person or by proxy at our annual and special meeting is required to approve this proposal. Abstentions may be specified on this proposal to ratify setting the number of directors. Abstentions will be considered present and entitled to vote at our annual and special meeting but will not be counted as votes cast in the affirmative. Abstentions will have the effect of a negative vote for this proposal to ratify setting the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO SET THE NUMBER OF DIRECTORS AT SEVEN (7), AS SET FORTH IN PROPOSAL ONE.

PROPOSAL TWO - ELECTION OF DIRECTORS

 Our board of directors has proposed that the number of directors be set at seven (7). Four of the directors to be elected at our annual and special meeting are not currently directors of our company. Each director will serve until an annual meeting is held for the fiscal period ending February 28, 2002, until his successor has been elected and qualified or until the director's earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected. We have no reason to believe that any of the nominees will be unable to serve if elected, but if any of them should become unable to serve as a director, and if our board of directors designates a substitute nominee, the persons named in the accompanying Form of Proxy will vote for the substitute nominee designated by our board of directors, unless a contrary instruction is given in the Form of Proxy.

Each one of our shareholders is entitled to cast one vote for each common share held on January 10, 2002. A majority vote of the common shares represented in person or by proxy at our annual and special meeting is required to elect each director. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

We are a Canadian company formed pursuant to the Canada Business Corporations Act. Until November, 2001, the Canada Business Corporations Act required that a majority (in other words, more than fifty percent) of our directors be resident Canadians. In November, 2001, changes to the Canada Business Corporations Act reduced the number of resident Canadian directors required to be on our board to at least twenty-five percent. Therefore, of the seven directors to be elected at this annual and special meeting, at least two must be resident Canadians. Of the nominees named below, Raymond Mol and Pierre Prefontaine are resident Canadians.

NOMINEES

 The persons nominated to be directors are listed below. Four of the nominees are not currently directors of our company. The following information as of December 31, 2001 is submitted concerning the nominees named for election as directors:

Name	Age	Position	Date Position First Held
Dr. Dennis Sinclair	59	President, Chief Executive Officer and Director	Director: November 14, 1996 President/CEO: September 30, 1997
Raymond Mol	54	Director	August 4, 2000(1)
Pierre Prefontaine	43	Director	August 24, 2000(2)
Dr. James Fries	63	not applicable	not applicable
Mark Bartlett	41	not applicable	not applicable
Judy Holland	44	not applicable	not applicable
Dr. Robert Baker	59	not applicable	not applicable

1. Raymond Mol was one of our directors from November 14, 1996 to March 15, 2000, when he resigned to allow us to appoint one more independent director. He was re-appointed to our board of directors on August 4, 2000.

2. Pierre Prefontaine was one of our directors from November 14, 1996 to April 7, 1999. He was re-appointed to our board of directors on August 24, 2000.

Dr. Dennis Sinclair

 Dr. Sinclair obtained his Ph.D., Economics and Sociology, M.A., Sociology and B.A., Psychology from the University of Michigan and has been an adjunct professor at various universities, including the University of Michigan, the University of Southern California, the University of Redlands, Pepperdine University and a full-time professor at UCLA Graduate School of Management. He has developed extensive experience in consulting to corporate clients by providing general management and corporate consulting services to many companies through his own consulting company. Dr. Sinclair has developed extensive experience in all aspects of operating, directing and managing both private and public companies through his positions as Senior Analyst and Investment Banker with H.J. Meyers Inc. (August, 1995 to December, 1996), an Investment Advisor with Securities America (August, 1994 to August, 1995), a director of New Business Development with Validyne Engineering Corporation (August, 1992 to August, 1994) and through his various other corporate positions prior to 1992. Dr. Sinclair is currently a director of Ocean Ventures Inc., a Canadian company whose common shares are registered under the Securities Act of 1934.

Raymond Mol

Mr. Mol was one of our directors between November 14, 1996 and March 15, 2000, and acted as our Chief Operating Officer until June 20, 1998. Mr. Mol has over 20 years' experience in the teleconstruction industry and has taken courses through the American Management Association in project management, inventory control, strategic planning, financial marketing and costing control. Mr. Mol was a promoter for CallDirect Capital Corp. between January and October, 1996, and was Chief Financial Officer and founding partner of Lifestart Multimedia from April, 1993 to October, 1995. Mr. Mol is currently the President and a director of Ocean Ventures Inc., a Canadian company whose common shares are registered under the Securities Exchange Act of 1934.

Pierre Prefontaine

Mr. Prefontaine is currently a manager at Sprint Canada, a telecom business, and has held that position since March, 1999. Prior to his employment at Sprint Canada, between 1990 and 1999, Mr. Prefontaine was the President and CEO of Consolidated Technologies Inc. Mr. Prefontaine was previously a director of our company between November 14, 1996 and April 7, 1999.

Dr. James Fries

Dr. Fries received his Medical Degree in 1964, and is currently a Professor of Medicine at Stanford University School of Medicine in Palo Alto, California. Dr Fries joined the faculty of the School of Medicine at Stanford University in 1969 and became a full professor in 1993. Dr. Fries founded Healthtrac Inc., the California corporation that we acquired and merged into our subsidiary Healthtrac Corporation in August, 2001. Dr. Fries' research focuses on the long-term outcomes of chronic diseases and the ageing process, and he has published extensively in this field. He established the Arthritis, Rheumatism and Ageing Medical Information System, and is a Director of the National Arthritis Data Resource and Associate Director of the Stanford Arthritis Center. In addition, he is the Chairman of The Healthtrac Foundation, which annually awards the Healthtrac Prize to an individual judged to have had the greatest impact upon improving the health of the public.

Mark Bartlett

Mr. Bartlett is currently the Senior Vice President and Chief Financial Officer for Blue Cross Blue Shield of Michigan, having originally joined Blue Cross Blue Shield in August, 1989 as the Director of Financial Accounting. Prior to becoming the Senior Vice President and Chief Financial Officer, Mr. Barlett was Blue Cross Blue Shield's Vice President and Controller. Mr. Bartlett received a bachelor's degree in business administration from the University of Michigan, and is a member of the American Institute of Certified Public Accountants, the Financial Executives Institute, the Michigan Association of Certified Public Accountants and the Chartered Property Casualty Underwriters Society. He is also the Vice Chairman of the Board of the Accounting Aid Society and a member of the board of directors of PersonPath Systems, Inc.

Judy Holland

Ms. Holland is currently the Chief Executive Officer of Queensland Teachers' Union Health Fund Limited, an Australian company that holds a license from our subsidiary, Healthtrac Corporation, to sell the Healthtrac product in numerous countries around the world. Ms Holland started working for Queensland in 1984 and was appointed CEO on July 1, 1997. Ms. Holland, who managed various departments in the Queensland organization before she became CEO, has been responsible for the Healthtrac division since 1990. Ms. Holland is already a member of the Board of Directors of Healthtrac Corporation (our subsidiary), and is also a director of Australian Health Service Alliance, Healthtrac Asia Thailand and Healthtrac Asia Singapore.

Dr. Robert Baker

Dr. Baker received his medical degree from VCU - Medical College of Virginia in 1968. He is currently affiliated with Maryview Medical Center and practices general ophthalmology privately through the Baker Damron Eye Center in Chesapeake, Virginia. One of Dr. Baker's focuses is geriatric ophthalmologic medicine, through which he treats geriatric patients, many of whom rely on Medicare, and who are suffering from such illnesses as diabetes, macular-related issues and glaucoma.

Each one of our shareholders is entitled to cast one vote for each common share held on January 10, 2002. A majority vote of the common shares represented in person or by proxy at our annual and special meeting is required to elect each director. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF DIRECTORS AS SET FORTH IN PROPOSAL TWO.

LEGAL PROCEEDINGS

On January 31, 2001, Chambers, Devonshire & Wyerhaus Ltd., a shareholder of our company, commenced a lawsuit against our company and two of our directors, Dennis Sinclair and Raymond Mol, in the Circuit Court of Cook County, Illinois. In the lawsuit, Chambers alleges as follows:

1. since January 1, 1997, the directors have approved salaries and stock bonuses to themselves which exceed the reasonable value of their services to our company;

2. Dennis Sinclair and Raymond Mol have wrongfully caused our company to pay personal benefits to each of them, including excessively high salaries and payment of personal expenses; and

3. Dennis Sinclair has caused our company to pay expenses of and wrongfully pay compensation to Concept 10 Incorporated, a company owned by Dennis Sinclair.

Chambers is seeking the following relief:

1. Dennis Sinclair and Raymond Mol be directed to account for their conduct and management of our company and to repay all monies lost, wasted or improperly diverted from our company;

2. Dennis Sinclair and Raymond Mol be ordered to pay the costs that Chambers has and will incur in connection with this lawsuit;

3. Dennis Sinclair and Raymond Mol be removed as directors of our company and be barred from the re-election as directors for a period of five (5) years;

4. Dennis Sinclair be removed from the positions of President and C.E.O. and be barred from any future business dealings with us; and

5. Dennis Sinclair and Raymond Mol be prohibited from soliciting any proxies and voting any of the shares that they respectively hold to fill the vacancies which will be created by their respective removal as directors and officers.

 Our company and management believe that this lawsuit has no merit. At a hearing held in this lawsuit on July 13, 2001, the Judge in this case struck the Plaintiff's Complaint because it was insufficient in both substance and form. A Complaint is the formal name of the document in which a plaintiff states his claim - a plaintiff without a Complaint has no claim for the Court to adjudicate. The Judge gave the Plaintiff in this lawsuit permission to file an amended Complaint if he did so by August 10, 2001. On August 10, 2001, the Plaintiff asked the Judge for an extension of time in which to file the amended Complaint and the Court granted the Plaintiff an extension until September 7, 2001. As of December 31, 2001, the Plaintiff had not filed an amended Complaint.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended February 28, 2001, our board of directors held four (4) meetings. All of the directors serving on the board of directors at the time of each of those meetings attended the meetings. Most of our board of directors' actions are conducted by written consent resolution after the directors have discussed the proposed action to be taken by our board of directors.

For the year ended February 28, 2001, the board of directors had one standing committee, the audit committee.

 During the year ended February 28, 2001, the audit committee was comprised of Mel Baillie and Raymond Mol. Each of Mel Baillie and Raymond Mol were independent as that term is defined in Rule 4200(c)(14) of the NASD's listing standards. The function of the audit committee is to review and approve the scope of audit procedures employed by our independent auditors, to review the results of our independent auditors' examination, the scope of audits, our independent auditors' opinions on the adequacy of internal controls and quality of financial reporting, and our company's accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls. The audit committee also reports to our board of directors with respect to such matters and recommends the selection of independent auditors. The audit committee has not adopted a written charter. The audit committee did not meet during the fiscal year ended February 29, 2000 but did meet one (1) time during the fiscal year ended February 28, 2001. For the year ended February 28, 2001, the audit committee:

1. has reviewed and discussed the audited financial statements with our company's management;

2. has discussed with the independent accountants the matters to be discussed by SAS 61;

3. has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence; and

4. based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our company's annual report on Form 10-K.

BOARD REPORT ON EXECUTIVE COMPENSATION

Our board of directors did not, during the fiscal year ended February 28, 2001, have a compensation or similar committee. Accordingly, our full board of directors was, and continues to be, responsible for determining and implementing our compensation policies.

Our board of directors' executive compensation policies are designed to offer competitive compensation opportunities for all executives. The policies are based on personal performance, individual initiative and achievement, and also serve to attract and retain qualified executives. Our board of directors also endorses the position that management stock ownership and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

Compensation paid to our company's executive officers generally consists of the following elements: base salary, annual bonus and long-term compensation in the form of the issuance of stock options or common shares. Compensation levels for executive officers of our company are determined through consideration of each officer's initiative and contribution to our overall corporate performance, and of the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Offering competitive base salaries that reflect the individual's level of responsibility is an important element of our company's executive compensation philosophy. Subjective considerations of individual performance are considered in establishing annual bonuses and other incentive compensation. In addition, our board of directors considers our financial position and cash flow in making compensation decisions.

Dr. Sinclair's base salary, annual incentive compensation and long-term compensation are determined by the Board based upon the same factors as discussed above. Dr. Sinclair's total compensation package is designed to be competitive while creating awards for short and long term performance in line with the financial interests of our shareholders. During the year ended February 28, 2001, the compensation package for Dr. Sinclair was consistent with this policy, and his base annual salary was $300,000. Following our fiscal year ended February 28, 2001, board of directors agreed to increase Dr. Sinclair's base annual salary to $348,000 effective March 1, 2001.

COMPENSATION OF DIRECTORS

We reimburse our directors for reasonable travel and other out-of-pocket expenses incurred in connection with attending board meetings but did not pay any director's fees or other cash compensation for services rendered as a director in the year ended February 28, 2001.

We have no formal plan for compensating our directors for their services in their capacity as directors, although such directors have in the past received, and are expected to continue to receive, stock options to purchase shares of common stock and/or shares of our common stock, as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director.

The number of common shares issued as compensation for the services of a director is determined by our board of directors. During the fiscal year ended February 28, 2001, the following directors were granted common shares and/or options to purchase shares of our common stock as compensation for serving as directors of our company and its subsidiaries:

Name	Number of Common Shares	Number of Options(1)
Dr. Dennis Sinclair(2)	Nil	1,000,000
Mel Baillie(3)	Nil	350,000
Raymond Mol(4)	Nil	350,000
Pierre Prefontaine(5)	Nil	1,000,000
Grayson Hand(6)	Nil	200,000

(1) The stock options to purchase common shares granted to directors of our company were granted outside of our 2000 Stock Option Plan.

(2) On July 28, 2000, Dr. Dennis Sinclair was granted stock options to purchase 1,000,000 common shares which were originally exercisable at $1.31 per share and which vested on July 28, 2000. The exercise price of the shares was reset on October 27, 2000 to $0.56, and was reset again to $0.40 on March 3, 2001 (following our fiscal year end) to reflect changes in the capital market.

(3) On September 25, 2000, Mel Baillie was granted stock options to purchase 150,000 common shares which were originally exercisable at $0.71 per share and which vested on September 25, 2000. The exercise price of the shares was reset on October 27, 2000 to $0.56, and was reset again to $0.40 on March 7, 2001 (following our fiscal year end) to reflect changes in the capital market. On November 1, 2000, Mr. Baillie was granted stock options to purchase 200,000 common shares which were originally exercisable at $0.56 per share and which vested on November 1, 2000. The exercise price of the shares was reset to $0.40 on March 7, 2001 (following our fiscal year end) to reflect changes in the capital markets.

(4) On September 25, 2000, Raymond Mol was granted stock options to purchase 150,000 common shares which were originally exercisable at $0.71 per share and which vested on September 25, 2000. The exercise price of the shares was reset on October 27, 2000 to $0.56, and was reset again to $0.40 on March 7, 2001 (following our fiscal year end) to reflect changes in the capital market. On November 1, 2000, Mr. Mol was granted stock options to purchase 200,000 common shares which were originally exercisable at $0.56 per share and which vested on November 1, 2000. The exercise price of the shares was reset to $0.40 on March 7, 2001 (following our fiscal year end) to reflect changes in the capital markets.


(5) On August 31, 2000, Pierre Prefontaine was granted stock options to purchase 1,000,000 common shares which are exercisable at $0.56 per share and which vested on August 31, 2000. On November 28, 2001, Mr. Prefontaine agreed to the cancellation of the 1,000,000 options in exchange for our agreement to enter into a new Stock Option Agreement with Mr. Prefontaine. Pursuant to the new Stock Option Agreement between our company and Mr. Prefontaine, Mr. Prefontaine was granted stock options to purchase 200,000 common shares, which are exercisable at $0.15 per share and which vested immediately upon grant.

(6) On November 1, 2000, Grayson Hand was granted stock options to purchase 200,000 common shares which were originally exercisable at $0.56 per share and which vested on November 1, 2000. The exercise price of the shares was reset to $0.40 on March 7, 2001 (following our fiscal year end) to reflect changes in the capital markets. Mr. Hand resigned as a director of our company on September 27, 2001.

EXECUTIVE COMPENSATION

Employment Agreements and Change of Control Agreements

Dr. Dennis Sinclair

We entered into a management agreement with Dr. Sinclair on January 1, 2000 pursuant to which Dr. Sinclair serves as one of our directors, and as our President and Chief Executive Officer. The management agreement continues until otherwise terminated in accordance with its terms. If we terminate the management agreement without cause, Dr. Sinclair must be given 24 months' prior written notice or an amount equal to 24 months' salary. If we terminate the management agreement for cause, (a term which is defined in the management agreement), Dr. Sinclair is not entitled to any notice or payment in lieu of notice. The management agreement provides for an annual salary of $300,000, together with annual bonuses and various other benefits. The management agreement was amended on March 1, 2001 to increase Dr. Sinclair's base salary to $348,000.

 The management agreement contains provisions with respect to a "change of control" (a term which is defined in the management agreement). If a change in control occurs, Dr. Sinclair may, for a period of six (6) months following the date of the change of control, elect that the change of control is a termination of the management agreement, without cause. In the event that Dr. Sinclair makes this election, he is entitled to receive: (a) an additional severance payment of $696,000; and (b) 1,000,000 common shares. In the event that Dr. Sinclair does not elect to terminate the management agreement, it will continue in full force and effect in accordance with its terms.

On November 9, 2001, we entered into a Letter Agreement with Dr. Dennis Sinclair, our chief executive officer and the Chairman of our board of directors, in which Dr. Sinclair agreed to resign all of his positions with our company and any of our subsidiaries in exchange for our agreement to issue to him 1,018,181 shares of our common stock in lieu of back salary we owed him for the period up to November 9, 2001, and a share purchase warrant, in lieu of any obligation we might have to pay him termination compensation, entitling him to purchase up to 6,000,000 of our common shares at a purchase price of $0.10 per share for a period of five years from the date of issue of the warrant. On December 6, 2001, because we did not have a successor for Dr. Sinclair, we signed an amendment of his termination agreement extending the effective date of his resignation to a date upon which our board of directors identified and appointed a successor chief executive officer for our company. In this December 6, 2001 amendment, we agreed to use our best efforts to identify and appoint a successor to Dr. Sinclair as expeditiously as possible, but as of the date of this proxy statement we have not yet done so.

EXECUTIVE COMPENSATION

Summary of Compensation of Executive Officers

The following table summarizes the compensation that we paid to the Chief Executive Officer and to the other most highly compensated executive officers of our company who received a total annual salary (including bonus) in excess of $100,000 during the fiscal years ended February 28, 2001, February 29, 2000 and February 28, 1999.
SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation(1)	Pay- outs
Name and Principal Position	Fiscal Year Ended	Salary	Bonus	Other Annual Compen- sation(2)	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs	All Other Compen- sation
Dr. Dennis Sinclair President, CEO and Director	2001 2000 1999	$300,000 $285,000 $210,000	N/A N/A N/A	N/A N/A N/A	1,000,000 Nil Nil	N/A N/A N/A	N/A N/A N/A	$Nil $150,000(3) $Nil
 Raymond Mol(5) Director, Former COO 	2001 2000 1999	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	350,000 Nil Nil	N/A N/A N/A	NA/ N/A N/A	Nil $95,000(4) Nil
Cary Berman(6) Former Secretary and Former VP Corporate Development	2001 2000 1999	N/A $53,125 $75,000	N/A N/A N/A	N/A N/A N/A	Nil Nil Nil	N/A N/A N/A	N/A N/A N/A	N/A 50,000(7) $93,500(7)
Kevin Wielgus(8) Secretary	2001 2000 1999	$96,753 $80,000 Nil	N/A N/A N/A	N/A N/A N/A	1,000,000 Nil Nil	N/A N/A N/A	N/A N/A N/A	N/A $125,000(9) N/A

(1) Other than indicated below or otherwise in this proxy statement, we have not granted any restricted shares or restricted share units, stock appreciation rights or long term incentive plan payouts to the named officers and directors during the fiscal years indicated.

(2) The value of perquisites and other personal benefits, securities and property for the named officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus are not reported herein.

(3) Dr. Dennis Sinclair received 1,500,000 common shares valued at $150,000 as a bonus for his services as our President and CEO for the period ending February 29, 2000.

(4) Raymond Mol received the following common shares as part of his compensation for the period ended February 29, 2000:

(a) 350,000 common shares valued at $45,500, as bonus for his assistance with co-ordinating a private placement on our behalf in December, 1999; and

(b) 500,000 common shares valued at $50,000 for his services in completing the acquisition of the assets and undertakings of CallDirect Enterprises Inc.

(5) Raymond Mol resigned as COO on June 30, 1998, and continued as a director of our company until March 15, 2000. Mr. Mol was re-elected to our board of directors on August 4, 2000, and although not an official employee, continues to be a de facto executive officer and employee of our company.

(6) Cary Berman's position as Secretary and Vice President - Corporate Development was terminated by us on August 15, 1999.

(7) As part of his compensation as Vice-President, CFO and Corporate Secretary, Cary Berman received 900,000 common shares valued at $93,500 for the period ended February 28, 1999, and 500,000 common shares valued at $50,000 for the period ended February 29, 2000.

(8) Kevin Wielgus was appointed Secretary of our company on January 31, 2000, and resigned from his position as Secretary and as an employee of our company on May 7, 2001, following our year end.

(9) Kevin Wielgus received a signing bonus of 1,250,000 common shares valued at $125,000 in connection with the execution of his employment agreement.

Family Relationships

There are no family relationships between any director or executive officer.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

To the best of our knowledge, during the fiscal year ended February 28, 2001, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner, with the exception of the following:
Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Dr. Dennis Sinclair	3(2)	6(2)	Nil
Kevin Wielgus(3)	3(2)	4(2)	Nil
Raymond Mol	1(2)	1(2)	Nil
Mel Baillie	1(2)	1(2)	Nil
 Grayson Hand(4)	1(1)	1(1)	Nil
Pierre Prefontaine	Nil	Nil	Nil

(1) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 3 - Initial Statement of Beneficial Ownership.

(2) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 4 - Statement of Changes in Beneficial Ownership.

(3) Kevin Wielgus resigned from his position as Secretary of our company on May 7, 2001.

(4) Grayson Hand resigned from his position as a director of our company on September 27, 2001.

Stock Option Plan

On May 1, 2000, our board of directors approved a Stock Option Plan referred to as the "2000 Stock Option Plan". The 2000 Stock Option Plan was approved by our shareholders at our annual meeting on August 4, 2000.

We established the 2000 Stock Option Plan to serve as a vehicle to attract and retain the services of key employees and to help them realize a direct proprietary interest in our company. The 2000 Stock Option Plan provides for the grant of up to 5,000,000 non-qualified or incentive stock options. Under the 2000 Stock Option Plan, officers, directors, consultants and employees are eligible to participate. The exercise price of any incentive stock option granted under the 2000 Stock Option Plan may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price of options granted to an individual whose holdings exceeding 10% of voting power must be at 110% of the fair market value on the date of grant. The aggregate fair market value (determined as of the grant date) of the shares of common stock for which incentive stock options may first become exercisable by an optionee during any calendar year, together with shares subject to incentive stock options first exercisable by the optionee under any of our other plans, cannot exceed $100,000. Shares subject to options under the 2000 Stock Option Plan may be purchased for cash. Unless otherwise provided by the board, an option granted under the 2000 Stock Option Plan is exercisable for a term of ten years (or for a shorter period up to ten years). An option granted to an individual whose holdings exceed 10% of the voting power is exercisable for a term of 5 years. The 2000 Stock Option Plan is administered by the board of directors, which has discretion to determine optionees, the number of shares to be covered by each option, the vesting and exercise schedule, and any other terms of the options. The purchase price and number of shares of each option may be adjusted in certain cases, including stock splits, recapitalizations and reorganizations. The 2000 Stock Option Plan may be amended, suspended or terminated by our board of directors, but no action may impair rights under a previously granted option. Options under the 2000 Stock Option Plan can not be assigned except in the case of death and may be exercised only while an optionee is employed by us, or in certain cases, within a specified period after employment ends.

As of February 28, 2001, stock options to acquire an aggregate of 2,552,500 shares of common stock were granted under the 2000 Stock Option Plan, 42,000 of which had expired on or before February 28, 2001, and stock options to acquire an aggregate of 4,400,000 shares of common stock were granted outside of the 2000 Stock Option Plan, of which none had expired on or before February 28, 2001.

OPTIONS GRANTED TO OUR NAMED EXECUTIVE OFFICERS
IN THE YEAR ENDED FEBRUARY 28, 2001
Name	Number of Shares of Common Stock Underlying Options Granted	% of Total Options Granted(1)	Exercise or Base Price ($/Share)	Market Price on Date of Grant	Expiration Date
Dr. Dennis Sinclair(3)	1,000,000 (2)	14.4%	$0.40(6)	$1.31	July 28, 2010
Kevin Wielgus(4)	1,000,000 (2)	14.4%	$0.56(7)	$1.31	May 7, 2003(10)
Raymond Mol(5)	150,000(2)	2.2%	$0.40(8)	$0.938	September 25, 2010
Raymond Mol(5)	200,000(2)	4.3%	$0.40(9)	$0.859	November 1, 2010

(1) The total number of options to purchase common shares granted to employees/consultants/officers/directors during the fiscal year ended February 28, 2001 was 6,952,500.

(2) The options to purchase common shares granted to Dr. Dennis Sinclair, Kevin Wielgus and Raymond Mol were granted outside of our 2000 Stock Option Plan.

(3) On July 28, 2000, Dr. Dennis Sinclair was granted stock options to purchase 1,000,000 shares of our common stock which are exercisable at $0.40 per share and which vested on July 28, 2000.

(4) On July 28, 2000, Kevin Wielgus was granted stock options to purchase 1,000,000 shares of our common stock which were originally exercisable at $1.31 per share and which vested on July 28, 2000. The exercise price of the options was reset on October 27, 2000 to $0.56 to reflect changes in the capital markets. Mr. Wielgus resigned from his position as Secretary of our company on May 7, 2001.

(5) On September 25, 2000, Raymond Mol was granted stock options to purchase 150,000 shares of our common stock which are exercisable at $0.40 per share, and which vested on September 25, 2000. On November 1, 2000, Raymond Mol was granted stock options to purchase 200,000 shares of our common stock which are exercisable at $0.40 per share, and which vested on November 1, 2000

(6) The options to purchase common shares granted to Dr. Dennis Sinclair were originally granted at an exercise price of $1.31 per share. The exercise price of the options was reset on October 27, 2000 to $0.56 and was reset again on March 3, 2001 (following our fiscal year end) to $0.40 to reflect changes in the capital markets.

(7) The options to purchase common shares granted to Kevin Wielgus were originally granted at an exercise price of $1.31 per share. The exercise price of the options was reset on October 27, 2000 to $0.56 to reflect changes in the capital markets.

(8) The options to purchase common shares granted to Raymond Mol were originally granted at an exercise price of $0.71 per share. The exercise price of the options was reset on October 27, 2000 to $0.56 and was reset again on March 3, 2001 (following our fiscal year end) to $0.40 to reflect changes in the capital markets.

(9) The options to purchase common shares granted to Raymond Mol were originally granted at an exercise price of $0.56 per share. The exercise price of the options was reset on March 3, 2001 (following our fiscal year end) to $0.40 to reflect changes in the capital markets.

(10) Kevin Wielgus resigned from his position as Secretary of our company, and as one of our employees effective May 7, 2001. Pursuant to the terms of the stock option agreement between our company and Mr. Wielgus, the stock option agreement will remain effective for two (2) years following his resignation (until May 7, 2003).

VALUE OF THE OPTIONS GRANTED TO OUR NAMED EXECUTIVE OFFICERS
IN THE YEAR ENDED FEBRUARY 28, 2001
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares of Common Stock Underlying Unexercised Options at February 28, 2001 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at February 28, 2001 Exercisable/ Unexercisable(1)
Dr. Dennis Sinclair	Nil	Nil	1,000,000/0	Nil / n/a
Kevin Wielgus(2)	Nil	Nil	1,000,000/0	Nil / n/a
Raymond Mol	Nil	Nil	350,000/0	Nil / n/a

(1) The closing bid price on February 28, 2001 was $0.55 and accordingly the unexercised options as at February 28, 2001 had no value (the exercise price at February 28, 2001 was $0.56).

(2) Kevin Wielgus resigned from his position as Secretary of our company on May 7, 2001.

REPRICING OF OPTIONS

Our 2000 Stock Option Plan was established to provide incentive to key employees to remain with our company. The stock options were repriced during the fiscal year ended February 28, 2001 due to a decline in the stock price, which resulted in the stock options not providing adequate incentive to employees to remain with our company.
Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)	Market price of Stock at Time of Repricing($)	| Exercise Price at Time of Repricing ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing
Dr. Dennis Sinclair	October 27, 2000	1,000,000	$0.56	$1.31	$0.56	9 years, 9 months
Kevin Wielgus(2)	October 27, 2000	1,000,000	$0.56	$1.31	$0.56	9 years, 9 months
Raymond Mol	October 27, 2000	150,000	$0.56	$0.71	$0.56	9 years, 11 months

(1) The closing bid price on February 28, 2001 was $0.55 and accordingly the unexercised options as at February 28, 2001 had no value (exercise price at February 28, 2001 was $0.56).

(2) Kevin Wielgus resigned from his position as Secretary of our company on May 7, 2001.

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total shareholder return on our common shares between February 28, 1996 and February 28, 2001 with the cumulative return of (i) the Russell 2000 index and (ii) Standard and Poors 500 index, over the same period. This graph assumes the investment of $100 on February 28, 1996 in our common shares, the Russell 2000 index and Standard and Poors 500 index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. We caution that the share price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of our common shares. Information used in the graph was obtained from Bloomberg, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

(GRAPH OMITTED)
	02/28/96	02/28/97	02/28/98	02/28/99	02/29/00	02/28/01
VirtualSellers.com, Inc.	$100	71.42(1)	14.85	30.85	635.71	62.85
Russell 2000	$100	110.80	142.13	120.93	177.79	145.99
S&P 500	$100	121.57	161.32	190.37	210.66	190.62

(1) Prior to October 1996, our common shares were traded on the Vancouver Stock Exchange and The NASDAQ National Market System. Our common shares were delisted from both of those trading systems in October and November of 1996. Our common shares commenced trading on the National Association of Securities Dealer Inc.'s Over-the-Counter Bulletin Board on November 5, 1997. Shortly before our common shares were quoted on the Over-the-Counter Bulletin Board, our company's management was replaced with its current management.

 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record as of the close of business on January 10, 2002 are entitled to notice of, and to vote at, our annual and special meeting. As of January 11, 2002, there were [ ] common shares in the capital of our company issued and outstanding, owned by approximately [ ] shareholders of record. Each shareholder of record on January 10, 2002 is entitled to one vote for each common share held.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth, as of December 31, 2001, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Dr. Dennis Sinclair (President, CEO and director) 194 North Harbour Drive, Suite 903 Chicago, Illinois 60601	7,230,000(2)	4.1%
Raymond Mol (director) 9035 - 162A Street Surrey, BC V4N 3L6	1,170,000(3)	0.7%
Mel Baillie (director) Suite 505 - 2525 Quebec Street Vancouver, BC V5Z 4K6	350,000(4)	0.2%
Pierre Prefontaine (director) 2995 New Market Drive North Vancouver, BC V7R 2Y7	950,000(5)	0.5%
Dr. Paul Lee(6) (director) 309 Teaticket Highway East Falmouth, MA 02536	3,000,000	1.7%
Everett Palmer(7) (secretary) 120 Banyan Isle Drive Palm Beach Gardens, FL 33418	5,358,333(8)	3.0%
CDS & Co. 25 The Esplanade Toronto, ON M5W 1G5	10,422,011	5.9%
Cede & Co. P.O. Box 20 Bowling Green Stn. New York, NY 10274	96,237,409	54.1%
Directors and Officers as a Group	18,058,333(9)	10.2%

(1) Based on 177,877,554 shares of common stock issued and outstanding as of December 31, 2001. Except as otherwise indicated, we believe that the beneficial owners of the common shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 1,000,000 options exercisable within sixty days.

(3) Includes 350,000 options exercisable within sixty days.

(4) Includes 350,000 options exercisable within sixty days.

(5) Includes 200,000 options exercisable within sixty days.

(6) Dr. Paul Lee was appointed to our board of directors effective November 1, 2001.

(7) Everett Palmer was appointed the secretary of our company on December 31, 2001.

(8) Includes 500,000 options exercisable within sixty days.

(9) Includes 2,400,000 options exercisable within sixty days.

Changes in Control

 On November 9, 2001, we entered into a Letter Agreement with Dr. Dennis Sinclair, our chief executive officer and the Chairman of our board of directors, in which Dr. Sinclair agreed to resign all of his positions with our company and any of our subsidiaries in exchange for our agreement to issue to him 1,018,181 shares of our common stock in lieu of back salary we owed him for the period up to November 9, 2001, and a share purchase warrant, in lieu of any obligation we might have to pay him termination compensation, entitling him to purchase up to 6,000,000 of our common shares at a purchase price of $0.10 per share for a period of five years from the date of issue of the warrant. On December 6, 2001, because we did not have a successor for Dr. Sinclair, we signed an amendment of his termination agreement extending the effective date of his resignation to a date upon which our board of directors identified and appointed a successor chief executive officer for our company. In this December 6, 2001 amendment, we agreed to use our best efforts to identify and appoint a successor to Dr. Sinclair as expeditiously as possible, but as of the date of this proxy statement we have not yet done so. Except for this agreement with Dr. Sinclair, we are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in our control.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

In August, 2001, we completed a share exchange with Healthtrac, Inc., a California corporation, in which we exchanged 13,529,412 of our common shares for all of the issued and outstanding stock of Healthtrac, Inc. Shortly thereafter, we merged Healthtrac, Inc. into our newly formed subsidiary called Healthtrac Corporation. Three of our nominees for election to our board of directors were involved in that transaction, as follows:

Judy Holland. Judy Holland is the CEO of Queensland Teachers Union Health Fund Limited, whose offices are located at 21 Baxter Street, Fortitude Valley, Brisbane QLD Australia, and she is a member of the current board of directors of our subsidiary, Healthtrac Corporation. Queensland was one of the major shareholders in Healthtrac, Inc. and, in exchange for its shares in Healthtrac, Inc., Queensland received 2,667,441 of our common shares in the share exchange transaction. For some number of years prior to the share exchange transaction, Queensland had held an exclusive license from Healthtrac, Inc. to sell the Healthtrac product in many parts of the world and, at the time of the completion of the share exchange transaction, Healthtrac, Inc owed $484,763.51 to Queensland in trade accounts payable. As a condition of the completion of the share exchange transaction, Queensland agreed to accept payment of its account payable in common shares of our company and, accordingly, we issued to Queensland 1,829,297 of our common shares. Therefore, although Ms. Holland does not own any shares in our company, she is the CEO of a company that owns 4,496,738 of the common shares in our company and that holds an exclusive license to market and sell the Healthtrac Corporation product in many areas of the world.

Dr. James Fries. Dr. Fries was the founder of Healthtrac, Inc. In exchange for the shares that they owned in Healthtrac, Inc., Dr. Fries and members of his immediate family received common shares in our company. In the share exchange transaction, Dr. Fries received 163,497 of our common shares, his wife Sarah Fries received 1,233,636 of our common shares and his son Kenneth Fries received 12,025 of our common shares.

Mark Bartlett. Mark Bartlett is the Chief Financial Officer of Blue Cross Blue Shield of Michigan, whose offices are located at 600 Lafayette East, Detroit MI. Mr. Bartlett is also a member of the current Board of Directors of our subsidiary Healthtrac Corporation. Blue Cross Blue Shield of Michigan was one of the major shareholders of Healthtrac, Inc. and, in exchange for its shares in Healthtrac, Inc., Blue Cross Blue Shield of Michigan received 8,395,651 of our common shares.

PROPOSAL THREE -- PROPOSAL TO AMEND OUR ARTICLES OF CONTINUANCE TO CHANGE OUR CORPORATE NAME

Our board of directors has approved, and recommends that our shareholders approve, an amendment to our Articles of Continuance to change the name of our company to "Healthtrac, Inc.". If it becomes necessary to change our name at a later date to more adequately reflect the true nature of our business, the time delay in having to call a special meeting for that purpose could prove to be a disadvantage. In addition, the board of directors has considered the expense of calling a special meeting for the sole purpose of changing the name. Our board of directors believes that a change of our company's name to "Healthtrac, Inc." will assist in presenting a more cohesive group identity to both our clients and the investment community as a whole. This name change will allow us to benefit from the strong brand recognition enjoyed by the healthcare division of our company. The full text of the proposed amendment to Part 2 of our Articles of Continuance is as follows:

2.0 Definitions

2.1.1 In this Schedule 1, except as otherwise provided herein or unless the context otherwise requires:

(4) "Corporation" means Healthtrac, Inc.;

The amendment to our Articles of Continuance will become effective upon filing Articles of Amendment with Industry Canada, which filing is expected to take place immediately following the annual and special meeting.

Each shareholder is entitled to cast one vote for each common share held on January 10, 2002. Approval of this proposal requires an affirmative vote of two-thirds (2/3) of the outstanding shares of our common stock represented in person or by proxy at our annual and special meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE CHANGE IN OUR CORPORATE NAME.

PROPOSAL FOUR - PROPOSAL TO AMEND OUR ARTICLES OF CONTINUANCE TO INCREASE THE NUMBER OF SHARES THAT WE ARE AUTHORIZED TO ISSUE

Our board of directors has approved, and recommends that our shareholders approve, an amendment to Part 1 of our Articles of Continuance to provide for an increase in the number of common shares that we are authorized to issue from 200,000,000 to 300,000,000 shares. Our board of directors recommends the increase in the authorized number of common shares so that additional shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of additional authorized shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue additional common shares in most cases without the expense and delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders.

We are currently seeking, and plan to continue to seek, additional financing, which would involve the issuance of our equity shares. Other than these activities, our board of directors currently has no specific plans for issuing the additional shares which are the subject of this proposed amendment. The additional authorized shares of common stock would be available for issuance (subject to shareholder approval if required by law or the applicable rules of any stock exchange on which our securities may then be listed or traded) at such times, on such terms and for such proper corporate purposes as our board of directors may approve, without further authorization by our shareholders. The proposed increase in the authorized number of common shares and the board's existing ability to designate new series of preference shares could make a change in control or takeover of our company more difficult. For example, the issuance of common shares or preference shares in a public or private sale, merger or similar transaction would increase the number of our issued and outstanding shares, thereby diluting the stock ownership or voting rights of a party seeking to acquire control of our company. Similarly, the shares could be sold in public or private transactions to purchasers who might side with the board of directors in opposing a takeover bid that the board determines not to be in our company's best interests or the best interests of our shareholders. In addition, shares of preference stock could be used in connection with the adoption by our board of directors of a shareholder rights plan in which rights to purchase new preference shares could become exercisable by holders of outstanding stock upon the occurrence of certain triggering events. The existence of a shareholder rights plan could delay, impede or prevent offers to acquire control of our company not approved by our board of directors. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the proposed amendment will not of itself cause any changes in our capital accounts.

The full text of the proposed amendment to Part 1 of our Articles of Continuance is as follows:

1.0 The classes and maximum number of shares of each class that the Corporation is authorized to issue are as follows:

(a)  300,000,000 common shares;

(b) 150,000,000 Class A Preference shares, issuable in series; and

(c) 150,000,000 Class B Preference shares, issuable in series.

The rights, privileges, restrictions and conditions attaching to each such class of shares of the Corporation are hereinafter set out.

 As at December 31, 2001, there are 177,877,554 common shares issued and outstanding, and no Class A or Class B Preference shares issued and outstanding.

If approved, the amendments to our Articles of Continuance will become effective upon filing Articles of Amendment with Industry Canada, which filing is expected to take place immediately following the annual and special meeting.

Each shareholder is entitled to cast one vote for each common share held on January 10, 2002. Approval of this proposal requires an affirmative vote of two-thirds (2/3) of the outstanding shares of our common stock represented in person or by proxy at our annual and special meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES WE ARE AUTHORIZED TO ISSUE.

 PROPOSAL FIVE - 2001 STOCK OPTION PLAN

On June 15, 2001, our board of directors adopted our 2001 Stock Option Plan, and directed that it be presented to our shareholders for their approval and adoption. Shareholders will be asked to consider and approve the adoption of the 2001 Stock Option Plan. The following is a general description of certain features of the 2001 Stock Option Plan.

Purpose of the 2001 Stock Option Plan/Material Features

The 2001 Stock Option Plan provides for the granting to our directors, officers, full-time employees and consultants of stock options to purchase up to 5% of our issued and outstanding common shares. The purpose of the 2001 Stock Option Plan is to ensure that we retain the services of valued key directors, officers, employees and consultants, and to encourage such people to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our shareholders. The 2001 Stock Option Plan also serves as an aid and inducement in the attracting and hiring of new directors, officers, employees and consultants as needed.

Plan Administrator

The 2001 Stock Option Plan will initially be administered by our board of directors, except that the board may, at its discretion, establish a committee comprised of two (2) or more members of the board or two (2) or more other persons to administer the 2001 Stock Option Plan.

Eligible Participants

Incentive stock options (those stock options that qualify under Section 422 of the Internal Revenue Code of 1986) may be granted to any individual who is, at the time of the grant, an employee of our company or of one of our subsidiaries. Non-qualified stock options (those options that do not qualify under Section 422 of the Internal Revenue Code of 1986) may be granted to employees and other people, including directors, officers and consultants of our company or of one of our subsidiaries.

Material Terms of Stock Options Granted Pursuant to the 2001 Stock Option Plan

No stock options have been granted pursuant to the 2001 Stock Option Plan. Any stock options granted pursuant to the 2001 Stock Option Plan will be evidenced by a written stock option agreement, each of which will be approved by the Plan Administrator. Each Stock Option Agreement will state, among other things, the following:

1. the number of common shares which can be acquired on exercise of the stock option;

2. the date of grant and expiry of the stock option;

3. the exercise price of the stock option; and

4. the vesting schedule of the stock options, if any.

Maximum Issuance of Stock Options

No one person will be granted stock options to acquire more than 5% of our issued and outstanding common shares.

Duration and Expiry of Stock Options

Stock options granted under the 2001 Stock Option Plan will expire on the dates determined by the Plan Administrator but shall expire on a date which is not later than ten (10) years from the date of grant of the stock option. Stock options granted to a greater-than-ten-percent (10%) shareholder of our company shall expire on a date which is not later than five (5) years from the date of grant.

Vesting of Options and Determination of Exercise Price

The Plan Administrator may determine the time during which any stock options may vest and the method of vesting of such stock options. The Plan Administrator shall act in good faith to establish the exercise price in accordance with all applicable laws, provided that:

  the per share exercise price for an incentive stock option will not be less than the fair market value per common share at the date of grant;

  with respect to incentive stock options granted to greater-than-ten percent shareholders of our company, the exercise price per share will not be less than one hundred ten percent (110%) of the fair market value per common share at the date of grant;

  the per share exercise price for non-qualified stock options will be the price established by the Plan Administrator acting in good faith; and

  options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and our company or any of our subsidiaries may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

  Termination of Options

  Unless otherwise determined by the Plan Administrator, a stock option will terminate (among the other ways in which it may be terminated as set forth in the 2001 Stock Option Plan) upon the occurrence of the first of the following events:

  the expiration of the stock option;

  the date of an optionee's termination of employment or contractual relationship with our company for cause (as determined by the Plan Administrator acting reasonably);

  the expiration of three (3) months from the date of an optionee's termination of employment or contractual relationship with our company for any reason whatsoever other than cause, death or disability;

  the expiration of one year (1) from termination of an optionee's employment or contractual relationship by reason of death or disability; or

  three (3) months from the date the optionee ceases to serve as a director of our company, if applicable.

Transferability of Options

Stock options granted under the 2001 Stock Option Plan are non-transferable other than by will or by applicable laws of descent and distribution.

Exercise of Options

Stock options are exercisable in full or in part, at any time after vesting, until termination of the stock option.

Federal Tax Consequences

Non-Qualified Stock Options

The grant of non-qualified stock options under the 2001 Stock Option Plan will not result in the recognition of any taxable income by the optionee. An optionee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the excess, if any, of (1) the fair market value of the common shares acquired as of the exercise date, over (2) the exercise price. The tax basis of these common shares for purposes of a subsequent sale includes the non-qualified option price paid and the ordinary income reported on exercise of the non-qualified stock option. The income reportable on exercise of a non-qualified stock option is subject to federal income and employment tax withholding. Generally, our company will be entitled to a deduction for our taxable year within which the optionee recognizes compensation income in the amount reportable as income by the optionee on the exercise of a non-qualified stock option.

Incentive Stock Options (qualified under Section 422 of the Code)

In general, an optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. However, upon the exercise of an incentive stock option, the excess of the fair market value on the date of exercise of the common shares received over the exercise price of the stock option is treated as an item of adjustment for the purpose of calculating alternative minimum taxable income.

If the optionee has held the common shares acquired upon exercise of an incentive stock option for at least two years after the date of grant, and for at least one year after the date of exercise, upon disposition of the common shares by the optionee, the difference (if any) between the sales price of the common shares and the exercise price of the stock option is treated as long-term capital gain or loss. If the optionee does not satisfy these incentive stock option holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the common shares, generally in an amount equal to the excess of the fair market value of the common shares at the time the stock option was exercised over the exercise price of the stock option. The balance of the gain realized (if any) will be long-term or short-term capital gain, depending on the holding period. If the optionee sells the common shares prior to the satisfaction of the incentive stock option holding period requirements, but at a price below the fair market value of the common shares at the time the stock option was exercised, the amount of ordinary income is limited to the amount realized on the sale over the exercise price of the stock option.

In order for the exercise of an incentive stock option to qualify for the foregoing tax treatment, the optionee generally must be an employee (within the meaning of section 422 of the Code) of either our company or one of our subsidiaries from the date the incentive stock option is granted through the date three months before the date of exercise (one year before the date of exercise in the case of an optionee who is terminated due to disability).

Registration of Our 2001 Stock Option Plan

We intend to register our 2001 Stock Option Plan with the Securities and Exchange Commission upon approval of the plan by our shareholders.

 Each shareholder is entitled to cast one vote for each common share held on January 10, 2002. A majority vote of the common shares represented in person or by proxy at our annual and special meeting is required to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF OUR 2001 STOCK OPTION PLAN.

 PROPOSAL SIX - APPOINTMENT OF AUDITOR

KPMG, LLP, of Vancouver, British Columbia, has been selected by our board of directors to serve as our independent public accountant for the fiscal year ending February 28, 2002, as KPMG, LLP has served for the past seven (7) years. It is proposed that the remuneration to be paid to the auditor be fixed by our board of directors.

A representative of KPMG, LLP is not expected to be present at our annual and special meeting, nor is a representative of KPMG, LLP expected to make a statement. In the event that a representative of the auditors is present at our annual and special meeting, he/she will have an opportunity to make a statement if he/she so desires, and will be available to respond to appropriate questions.

Each shareholder is entitled to cast one vote for each common share held on January 10, 2002. A majority vote of the common shares represented in person or by proxy at our annual and special meeting is required to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2002.

AUDIT FEES

 The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Form 10-Q Quarterly Reports for the fiscal year ended February 28, 2001 were CDN$55,000.

FINANCIAL INFORMATION DESIGN AND IMPLEMENTATION FEES

 The aggregate fees billed for other non-audit professional services, including services such as directly or indirectly operating or supervising the operation of our company's information system or managing our local area network, implementing our hardware or software system, were $nil for the fiscal year ended February 28, 2001.

ALL OTHER FEES

 The aggregate fees billed for other non-audit professional services, other than those services listed above, were CDN$38,500 for the fiscal year ended February 28, 2001.

INCLUSION OF FUTURE SHAREHOLDER PROPOSALS IN PROXY MATERIALS

 All proposals of shareholders intended to be presented at our annual meeting of shareholders for the year ended February 28, 2002 must be received by us, addressed to the our company, Suite 1000, 120 North LaSalle Street, Chicago, Illinois, 60602, not later than April 1, 2002, or if our meeting is delayed, within a reasonable time before our company begins to print and mail our proxy statement, for inclusion in our proxy statement and form of proxy relating to our 2002 annual meeting. Upon timely receipt of such proposal, our company will determine whether or not to include such proposal in the proxy statement and Proxy in accordance with applicable regulations and provisions governing the solicitation of Proxies. All such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

Any shareholders of common shares wishing to bring business before our annual meeting for the year ended February 28, 2002 in a form other than a shareholder proposal in accordance with the preceding paragraph must give written notice that is received by us, addressed to the Secretary of our company, Suite 1000, 120 North LaSalle Street, Chicago, Illinois, 60602, not later than April 1, 2002, or if our meeting is delayed, within a reasonable time before our company begins to print and mail our proxy statement. In order for a shareholder to bring other business before an annual meeting of shareholders, timely notice must be given to and received by us within the time limits described. Such notice must include a description of the proposed business (which must otherwise be a proper subject for action by the shareholders), the reasons therefor, and other matters. Our board of directors or the presiding officer at the meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. Our company's articles of incorporation and bylaws set forth specific requirements and limitations applicable to nominations and proposals at special meetings of shareholders.

A shareholder who wishes to present a proposal must be a shareholder who was a shareholder of record both at the time of giving the notice and at the time of our annual meeting for the year ended February 28, 2002 and who is entitled to vote at our annual meeting. Any such notice must be given to the Secretary of our company, whose address is Suite 1000, 120 North LaSalle Street, Chicago, Illinois 60602. Any shareholder desiring a copy of the articles of incorporation or bylaws will be furnished a copy without charge upon written request to the Secretary of our company. The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, relating to discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission's requirements that a shareholder must meet to have a proposal included in our proxy statement for our annual meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

ANNUAL REPORT AND FINANCIAL STATEMENTS

 Attention is directed to the financial statements contained in our Annual Report for the year ended February 28, 2001. A copy of the Annual Report has been sent, or is concurrently being sent, to all shareholders of record as of January 10, 2002.

AVAILABILITY OF FORM 10-K

 A copy of our annual report on Form 10-K for the year ended February 28, 2001, and which has been filed with the Securities and Exchange Commission, including the financial statements, but without exhibits, will be provided without charge to any shareholder or beneficial owner of our common shares upon written request to Everett Palmer, our secretary, at Suite 1000, 120 North LaSalle Street, Chicago, Illinois 60602. A copy of our annual report on Form 10-K may also be obtained on the Internet at the SEC's website at http:\\www.sec.gov, or from a commercial document retrieval service, such as Primark, whose telephone number is 1-800-777-3272.

OTHER MATTERS TO COME BEFORE THE MEETING

In addition to the matters to be voted upon by the shareholders common shares, we will receive and consider both the Report of the Directors to the Shareholders, and the financial statements of our company for the years ended February 28, 2001, February 29, 2000, and February 28, 1999, together with the auditors report thereon. These matters do not require shareholder approval, and therefore shareholders will not be required to vote upon these matters.

Except for the above-noted matters, our board of directors does not intend to bring any other matters before the meeting and does not know of any matters which will be brought before the meeting by others. If other matters properly come before the meeting, it is the intention of the persons named in the solicited Proxy to vote the Proxy on such matters in accordance with their good judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

By Order of the Board of Directors

Dennis Sinclair
President and CEO

Dated: January 11, 2002

 PROXY VIRTUALSELLERS.COM, INC. PROXY

This Proxy is Solicited on Behalf of the Board of Directors for
The Annual and Special Meeting of Shareholders to be Held on February 22, 2002

The undersigned hereby appoints Dr. Dennis Sinclair and Raymond Mol or either of them, or, in the place of the foregoing,

_____________________

, (print name), the attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent and vote the shares of the undersigned at the Annual and Special Meeting of Shareholders of VirtualSellers.com, Inc. to be held at Suite 800 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1 on February 22, 2002 at 10:00 a.m. (Vancouver time) and at any adjournment or adjournments thereof.

Unless otherwise marked, this proxy will be voted "FOR" Proposal 1, "FOR" the nominees listed in Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4, "FOR" Proposal 5 and "FOR" Proposal 6.

The undersigned shareholder hereby acknowledges receipt of the Notice of Annual and Special Meeting of Shareholders and Proxy Statement relating to the Annual and Special Meeting and hereby revokes any proxy or proxies heretofore given. The undersigned shareholder may revoke this proxy at any time before it is voted by filing with the Secretary of our company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual and Special Meeting and voting in person. See important information and instructions on reverse.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THE PROXY SHOULD BE RETURNED TO COMPUTERSHARE TRUST COMPANY OF CANADA, 4TH FLOOR, 510 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, CANADA, V6C 3B9.

Please mark vote in box in the following manner using dark ink only - [X]
	For	Against	Abstain
Proposal 1: To set the number of directors at seven (7).	[ ]	[ ]	[ ]
	For	Withhold	For all Except

Proposal 2: To elect the seven (7) nominees below as directors to serve on our board of directors, each for a one (1) year term and until their respective successors are elected and qualified.

Nominees: Dr. Dennis Sinclair, Raymond Mol, Pierre Prefontaine, Dr. James Fries, Mark Bartlett, Judy Holland and Dr. Robert Baker.

	[ ]	[ ]	[ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name(s) on the space provided below:

__________________________
__________________________
__________________________

	For	Against	Abstain
Proposal 3: To approve an amendment to our Articles of Continuance to change our corporate name to "Healthtrac, Inc.".	[ ]	[ ]	[ ]
	For	Against	Abstain
Proposal 4: To approve an increase in the number of common shares that we can issue to 300,000,000.	[ ]	[ ]	[ ]
	For	Against	Abstain
Proposal 5: To approve our 2001 Stock Option Plan.	[ ]	[ ]	[ ]
	For	Against	Abstain
Proposal 6: To appoint KPMG LLP as our independent auditors.	[ ]	[ ]	[ ]

If you plan to attend the Annual and Special Meeting in person, please indicate the number of shareholder(s) attending in the following space: ________________.

All shares presented by this proxy will be voted in accordance with the specifications made in the above ballot unless revoked. If no choice is specified with respect to any of the above matters to be acted upon, then this proxy contains discretionary authority with respect to such matters, which will be voted for any such matters. In their discretion, the person's named above are authorized to vote upon such other business as may properly come before the meeting.

Dated:

Signature:

Please sign exactly as your name appears on this Proxy. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

INSTRUCTIONS FOR COMPLETION OF PROXY

1. This Proxy is solicited by the management of Virtualsellers.com, Inc. (the "Company") on behalf of its board of directors.

2. This form of proxy ("Form of Proxy") may not be valid unless it is signed by the shareholder or by his attorney duly authorized by him in writing, or, in the case of a corporation, by a duly authorized officer or representative of the Company; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the Form of Proxy so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Annual and Special Meeting, must accompany the Form of Proxy.

3. If this Form of Proxy is not dated in the space provided, authority is hereby given by the shareholder for the proxyholder to date this proxy on the date on which it is received by Computershare Trust Company of Canada.

4. A shareholder who wishes to attend the Annual and Special Meeting and vote on the proposals in person, may do so as follows:

(a) If the shareholder is registered as such on the books of the Company, simply register the shareholder's attendance with the scrutineers at the Annual and Special Meeting.

(b) If the securities of a shareholder are held by a financial institution, (i) cross off the management appointees' names and insert the shareholder's name in the blank space provided; (ii) indicate a voting choice for each proposal or, alternatively, leave the choices blank if you wish not to vote until the Annual and Special Meeting; and (iii) sign, date and return the Form of Proxy to the financial institution or its agent. At the Annual and Special Meeting, a vote will be taken on each of the proposals set out on this Form of Proxy and the shareholder's vote will be counted at that time.

5. A shareholder who is not able to attend the Annual and Special Meeting in person but wishes to vote on the proposals, may do either of the following:

(a) To appoint one of the management appointees named on the Form of Proxy, leave the wording appointing a nominee as is, and simply sign, date and return the Form of Proxy. Where no choice is specified by a shareholder with respect to a proposal set out on the Form of Proxy, a management appointee acting as proxyholder will vote the securities as if the shareholder had specified an affirmative vote.

(b) To appoint another person, who need not be a shareholder of the Company, to vote according to the shareholder's instructions, cross off the management appointees' names and insert the shareholder's appointed proxyholder's name in the space provided, and then sign, date and return the Form of Proxy. Where no choice is specified by the shareholder with respect to a proposal set out on the Form of Proxy, this Form of Proxy confers discretionary authority upon the shareholder's appointed proxyholder.

6. The securities represented by this Form of Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any poll of a proposal that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Form of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the proposals set out on the Form of Proxy or matters which may properly come before the Annual and Special Meeting as the proxyholder in its sole discretion sees fit.

7. If a registered shareholder has returned the Form of Proxy, the shareholder may still attend the Annual and Special Meeting and may vote in person should the shareholder later decide to do so. However, to do so, the shareholder must record his/her attendance with the scrutineers at the Annual and Special Meeting and revoke the Form of Proxy in writing.

To be represented at the Annual and Special Meeting, this Form of Proxy must be RECEIVED at the office of "COMPUTERSHARE TRUST COMPANY OF CANADA" by the scheduled time of the Annual and Special Meeting or any adjournment thereof.

The mailing address of Computershare Trust Company of Canada is
510 Burrard Street, 4th Floor, Vancouver, British Columbia, Canada, V6C 3B9 (Fax number: (604) 683-3694)

APPENDIX "A"

VIRTUALSELLERS.COM, INC.
2001 STOCK OPTION PLAN

This 2001 Stock Option Plan (the "Plan") provides for the grant of options to acquire common shares (the "Common Shares") in the capital of Virtualsellers.com, Inc., a corporation formed under the federal laws of Canada (the "Corporation"). Stock options granted under this Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this Plan as "Incentive Stock Options". Incentive Stock Options and stock options that do not qualify under Section 422 of the Code ("Non-Qualified Stock Options") granted under this Plan are referred to collectively as "Options".

1. PURPOSE

1.1 The purpose of this Plan is to retain the services of valued key employees and consultants of the Corporation and such other persons as the Plan Administrator shall select in accordance with Section 3 below, and to encourage such persons to acquire a greater proprietary interest in the Corporation, thereby strengthening their incentive to achieve the objectives of the shareholders of the Corporation, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

1.2 This Plan shall at all times be subject to all legal requirements relating to the administration of stock option plans, if any, under applicable corporate laws, applicable United States federal and state securities laws, the Code, the rules of any applicable stock exchange or stock quotation system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein (collectively, the "Applicable Laws").

2. ADMINISTRATION

2.1 This Plan shall be administered initially by the Board of Directors of the Corporation (the "Board"), except that the Board may, in its discretion, establish a committee composed of two (2) or more members of the Board or two (2) or more other persons to administer the Plan, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Board or, if applicable, the Committee is referred to herein as the "Plan Administrator".

2.2 If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall consider in selecting the Plan Administrator and the membership of any Committee, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code, and (b) "Non-Employee Directors" as contemplated by Rule 16b-3 under the Exchange Act.

2.3 The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

2.4 Subject to the provisions of this Plan and any Applicable Laws, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to:

(a) construe and interpret this Plan;

(b) define the terms used in the Plan;

(c) prescribe, amend and rescind the rules and regulations relating to this Plan;

(d) correct any defect, supply any omission or reconcile any inconsistency in this Plan;

(e) grant Options under this Plan;

(f) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option;

(g) determine the time or times at which Options shall be granted under this Plan;

(h) determine the number of Common Shares subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable;

(i) determine all other terms and conditions of the Options; and

(j) make all other determinations and interpretations necessary and advisable for the administration of the Plan.

2.5 All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

3. ELIGIBILITY

3.1 Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Corporation or any Related Corporation (as defined below) ("Employees").

3.2 Non-Qualified Stock Options may be granted to Employees and to such other persons, including directors, officers and consultants of the Corporation or any Related Corporation, who are not Employees as the Plan Administrator shall select, subject to any Applicable Laws.

3.3 Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Corporation or any subsidiary of the Corporation. Options also may be granted in exchange for outstanding Options.

3.4 Any person to whom an Option is granted under this Plan is referred to as an "Optionee". Any person who is the owner of an Option is referred to as a "Holder".

3.5 As used in this Plan, the term "Related Corporation" shall mean any corporation (other than the Corporation) that is a "Parent Corporation" of the Corporation or "Subsidiary Corporation" of the Corporation, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions) and the regulations thereunder (as amended from time to time).

4. STOCK

4.1 The Plan Administrator is authorized to grant Options to acquire up to a total of up to five percent (5%) of the Corporation's issued and outstanding Common Shares. The number of Common Shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5.1(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the Common Shares allocable to the unexercised portion of such Option may again be subject to an Option granted to the same Optionee or to a different person eligible under Section 3 of this Plan; provided however, that any cancelled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 3 hereof.

5. TERMS AND CONDITIONS OF OPTIONS

5.1 Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (each, an "Agreement"). Agreements may contain such provisions, not inconsistent with this Plan or any Applicable Laws, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

(a) Number of Shares and Type of Option

Each Agreement shall state the number of Common Shares to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option; provided that:

(i) the number of Common Shares that may be reserved pursuant to the exercise of Options granted to any person shall not exceed 5% of the issued and outstanding Common Shares of the Corporation;

(ii) in the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options;

(iii) the aggregate fair market value (determined at the Date of Grant, as defined below) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Corporation, a Related Corporation or a predecessor corporation) shall not exceed U.S.$100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time (the "Annual Limit"); and

(iv) any portion of an Option which exceeds the Annual Limit shall not be void but rather shall be a Non-Qualified Stock Option.

(b) Date of Grant

Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the "Date of Grant").

(c) Option Price

Each Agreement shall state the price per Common Share at which it is exercisable. The Plan Administrator shall act in good faith to establish the exercise price in accordance with Applicable Laws; provided that:

(i) the per share exercise price for an Incentive Stock Option or any Option granted to a "covered employee" as such term is defined for purposes of Section 162(m) of the Code shall not be less than the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith;

(ii) with respect to Incentive Stock Options granted to greater-than-ten percent (>10%) shareholders of the Corporation (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith; and

(iii) Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Corporation or any subsidiary of the Corporation may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d) Duration of Options

At the time of the grant of the Option, the Plan Administrator shall designate, subject to Section 5.1(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-ten percent (>10%) shareholder of the Corporation (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

(e) Vesting Schedule

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option prior to the provision of services with respect to which such Option is granted; provided, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:

Number of Years Following Date of Grant	Percentage of Total Option Vested
One	25%
Two	50%
Three	75%
Four	100%

The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of objective criteria, including but not limited to, one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Corporation's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Corporation as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Corporation by the Plan Administrator that the performance objective has been achieved.

(f) Acceleration of Vesting

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion.

(g) Term of Option

(i) Options that have vested shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

A. the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5.1(d) above;

B. the date of an Optionee's termination of employment or contractual relationship with the Corporation or any Related Corporation for cause (as determined by the Plan Administrator, acting reasonably);

C. the expiration of three (3) months from the date of an Optionee's termination of employment or contractual relationship with the Corporation or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or

D. the expiration of one year (1) from termination of an Optionee's employment or contractual relationship by reason of death or Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option.

(ii) Notwithstanding Section 5.1(g)(i) above, any Options that have vested and which have been granted to the Optionee in the Optionee's capacity as a director of the Corporation or any Related Corporation shall terminate upon the occurrence of the first of the following events:

A. the event specified in Section 5.1(g)(i)(A) above;

B. the event specified in Section 5.1(g)(i)(D) above; and

C. the expiration of three (3) months from the date the Optionee ceases to serve as a director of the Corporation or Related Corporation, as the case may be.

(iii) Upon the death of an Optionee, any vested Options held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the Optionee's domicile at the time of death and only until such Options terminate as provided above.

(iv) For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than twelve (12) months or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

(v) Unless accelerated in accordance with Section 5.1(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Corporation for any reason whatsoever, including death or Disability.

(vi) For purposes of this Plan, transfer of employment between or among the Corporation and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Corporation or any Related Corporation. Employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

(h) Exercise of Options

(i) Options shall be exercisable, in full or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

(ii) Options or portions thereof may be exercised by giving written notice to the Corporation, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Shares so purchased, which payment shall be in the form specified in Section 5.1(i) below. The Corporation shall not be obligated to issue, transfer or deliver a certificate representing Common Shares to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Corporation, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

(i) Payment upon Exercise of Option

Upon the exercise of any Option, the aggregate exercise price shall be paid to the Corporation in cash or by certified or cashier's check. In addition, if pre-approved in writing by the Plan Administrator who may arbitrarily withhold consent, the Holder may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(i) by delivering to the Corporation Common Shares previously held by such Holder, or by the Corporation withholding Common Shares otherwise deliverable pursuant to exercise of the Option, which Common Shares received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Optionee upon such exercise;

(ii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the Common Shares and deliver directly to the Corporation the amount of sale or margin loan proceeds to pay the exercise price; or

(iii) by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

(j) No Rights as a Shareholder

A Holder shall have no rights as a shareholder with respect to any Common Shares covered by an Option until such Holder becomes a record holder of such Common Shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Section 5.1(m) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Shares for which the record date is prior to the date the Holder becomes a record holder of the Common Shares covered by the Option, irrespective of whether such Holder has given notice of exercise.

(k) Non-transferability of Options

Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

(l) Securities Regulation and Tax Withholding

(i) Common Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Common Shares shall comply with all Applicable Laws, and such issuance shall be further subject to the approval of counsel for the Corporation with respect to such compliance, including the availability of an exemption from prospectus and registration requirements for the issuance and sale of such Common Shares. The inability of the Corporation to obtain from any regulatory body the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any Common Shares under this Plan, or the unavailability of an exemption from prospectus and registration requirements for the issuance and sale of any Common Shares under this Plan, shall relieve the Corporation of any liability with respect to the non-issuance or sale of such Common Shares.

(ii) By accepting an Option, the Optionee represents and agrees that none of the Common Shares purchased upon exercise of the Option will be distributed in violation of any Applicable Laws. As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the Common Shares are being purchased only for investment and without then-present intention to sell or distribute such Common Shares. If necessary under Applicable Laws, the Plan Administrator may cause a stop-transfer order against such Common Shares to be placed on the stock books and records of the Corporation, and a legend indicating that such Common Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any Applicable Laws, may be stamped on the certificates representing such Common Shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with applicable securities laws. THE CORPORATION HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS.

(iii) The Holder shall pay to the Corporation by certified or cashier's check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of Common Shares acquired upon exercise of an Option or otherwise related to an Option or Common Shares acquired in connection with an Option. Upon approval of the Plan Administrator, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

A. by delivering to the Corporation Common Shares previously held by such Holder or by the Corporation withholding Common Shares otherwise deliverable pursuant to the exercise of the Option, which Common Shares received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to any withholding tax obligations arising as a result of such exercise, transfer or other disposition;

B. by executing appropriate loan documents approved by the Plan Administrator by which the Holder borrows funds from the Corporation to pay any withholding taxes due under this Section 5.1(l)(iii), with such repayment terms as the Plan Administrator shall select; or

C. by complying with any other payment mechanism approved by the Plan Administrator from time to time.

(iv) The issuance, transfer or delivery of certificates representing Common Shares pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of all Applicable Laws and the withholding provisions of the Code have been met and that the Holder has paid or otherwise satisfied any withholding tax obligation as described in Section 5.1(l)(iii) above.

(m) Adjustments Upon Changes In Capitalization

(i) The aggregate number and class of shares for which Options may be granted under this Plan, the number and class of shares covered by each outstanding Option, and the exercise price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued Common Shares of the Corporation resulting from:

A. a subdivision or consolidation of shares or any like capital adjustment, or

B. the issuance of any Common Shares, or securities exchangeable for or convertible into Common Shares, to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares, or securities exchangeable for or convertible into Common Shares, to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of Common Shares, or securities convertible into Common Shares, in lieu of dividends paid in the ordinary course on the Common Shares).

(ii) Except as provided in Section 5.1(m)(iii) hereof, upon a merger (other than a merger of the Corporation in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of common shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere re-incorporation or the creation of a holding Corporation) or liquidation of the Corporation, as a result of which the shareholders of the Corporation, receive cash, shares or other property in exchange for or in connection with their Common Shares, any Option granted hereunder shall terminate, but the Holder shall have the right to exercise such Holder's Option immediately prior to any such merger, consolidation, acquisition of property or shares, separation, reorganization or liquidation, and to be treated as a shareholder of record for the purposes thereof, to the extent the vesting requirements set forth in the Option agreement have been satisfied.

(iii) If the shareholders of the Corporation receive shares in the capital of another corporation ("Exchange Shares") in exchange for their Common Shares in any transaction involving a merger (other than a merger of the Corporation in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or shares, separation or reorganization (other than a mere re-incorporation or the creation of a holding Corporation), all Options granted hereunder shall be converted into options to purchase Exchange Shares unless the Corporation and the corporation issuing the Exchange Shares, in their sole discretion, determine that any or all such Options granted hereunder shall not be converted into options to purchase Exchange Shares but instead shall terminate in accordance with, and subject to the Holder's right to exercise the Holder's Options pursuant to, the provisions of Section 5.1(m)(ii). The amount and price of converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of Exchange Shares the holders of the Common Shares receive in such merger, consolidation, acquisition or property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Shares.

(iv) In the event of any adjustment in the number of Common Shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

(v) All adjustments pursuant to Section 5.1(m) shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

(vi) The grant of an Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

6. EFFECTIVE DATE; AMENDMENT; SHAREHOLDER APPROVAL

6.1 Options may be granted by the Plan Administrator from time to time on or after the date on which this Plan is adopted by the Board (the "Effective Date").

6.2 Unless sooner terminated by the Board, this Plan shall terminate on the tenth anniversary of the Effective Date. No Option may be granted after such termination or during any suspension of this Plan.

6.3 Any Incentive Stock Options granted by the Plan Administrator prior to the ratification of this Plan by the shareholders of the Corporation shall be granted subject to approval of this Plan by the holders of a majority of the Corporation's outstanding voting shares, voting either in person or by proxy at a duly held shareholders' meeting within twelve (12) months before or after the Effective Date. If such shareholder approval is sought and not obtained, all such Incentive Stock Options granted prior thereto and thereafter shall be considered Non-Qualified Stock Options and any such Incentive Stock Options granted to Covered Employees will not be eligible for the exclusion set forth in Section 162(m) of the Code with respect to the deductibility by the Corporation of certain compensation.

7. NO OBLIGATIONS TO EXERCISE OPTION

7.1 The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

8. NO RIGHT TO OPTIONS OR TO EMPLOYMENT

8.1 Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Corporation or any Related Corporation, express or implied, that the Corporation or any Related Corporation will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Corporation's or, where applicable, a Related Corporation's right to terminate Optionee's employment at any time, which right is hereby reserved.

9. APPLICATION OF FUNDS

9.1 The proceeds received by the Corporation from the sale of Common Shares issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

10. INDEMNIFICATION OF PLAN ADMINISTRATOR

10.1 In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Corporation for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Corporation), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Corporation of such action, suit or proceeding, so that the Corporation may have the opportunity to make appropriate arrangements to prosecute or defend the same.

11. AMENDMENT OF PLAN

11.1 The Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with the Applicable Laws. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Corporation to comply with or to avail the Corporation and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirements.

Effective Date: June 15, 2002